Exhibit 10

HARNISCHFEGER INDUSTRIES DEFERRED COMPENSATION TRUST
----------------------------------------------------
  (as amended and restated as of October 9, 1995)

         This Trust Agreement made as of the 9th day of October, 1995, by and between Harnischfeger Industries,
Inc., a Delaware corporation (the "Company") and Marshall &
Ilsley Trust Company, located at Milwaukee, Wisconsin, and its successor or successors and assigns in the trust hereby evidenced, as trustee (the "Trustee") providing for the amendment and restatement of the trust established on the 1st day of November, 1988 by and between the Company and the Trustee and know as the Harnischfeger Industries
Deferred Compensation Trust (hereinafter called the
"Trust") which provides a source for payments required to be made to participants (the "Participants") under certain of the Company's nonqualified employee benefit plans listed on Schedule I (the "Plans").

                  WITNESSETH THAT:
          WHEREAS, the Company is hereby making a
contribution to the Trustee of $1,000.00 in cash, and may in the future make additional contributions of common stock of the Company (the "Stock"), cash, and/or other property
(all such present and future contributions being hereafter referred to as "Contributions"), to the Trust to aid the Company in accumulating funds to satisfy its obligations under the Plans; and

     WHEREAS, the Company intends that the Trust Assets
(as defined in paragraph 2.1(d) below) shall be subject to the claims of the Company's creditors in the event the Company becomes Insolvent (as defined in paragraph 5.5 below); and

     WHEREAS, the Company intends that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for select management and highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"); and

     WHEREAS, the Company intends that the Trust shall remain in existence until all the Trust Assets shall have been distributed to the Participants or reverted to the Company, all in accordance with the provisions of this Trust Agreement;

          NOW, THEREFORE, IT IS AGREED, in consideration of the mutual undertakings of the parties and other good and valuable consideration, the parties hereto do hereby amend and restate the Trust and agree that the Trust shall be comprised, held and disposed as follows:

                    ARTICLE 1
                    ------------
               Certain Definitions
               ----------------------

          1.1   Definitions. As used herein, the
                   -----------
following terms have the following respective meanings:

               (a)   "Account" means each bookkeeping
          account maintained on behalf of each
          Participant under a Plan reflecting the Plan benefits which are or may become payable to the Participant or his Beneficiary under the terms of such Plan.

               (b)   "Beneficiary" means any
          beneficiary of a Participant under a Plan.

               (c)   "Board" means the board of
          directors of the Company.

               (d)   "Change in Control" shall mean:

                    (i) The acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership
               (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding Company Shares (the "Outstanding Company
               Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: (t) any acquisition by the Company, (u) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
               (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y) and (z) of subparagraph (iii) of this paragraph 1.1(d); or

                    (ii) Individuals who, as of the date hereof,
               constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (x) all of the individuals and entities who were the beneficial owners, respectively, of the
          Outstanding Company Common Stock and Outstanding Company
          Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company
          Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (iv) Approval by the shareholders of the
               Company of a complete liquidation or dissolution of the Company.

               e)   "Committee" means the Management
          Policy Committee of the Company; provided that
          (i) if at any time prior to a Change in Control no such committee is in existence, the Board shall be the Committee, and (ii) following a Change in Control, the Committee shall be comprised of those persons who were members of the Committee immediately before the occurrence of the Change in Control.

               (f)  "Company Shares" means shares of
          Stock.

               (g)  "Government Securities" means
          obligations of, or guaranteed as to
          principal and interest by, the United States
          Government.

               (h)  "Permitted Investments" means:
          Company Shares; Government Securities; taxable corporate commercial paper having at the date of investment a rating of at least Al/Pl from either Standard & Poor's Corporation or Moody's
          Investors Service, Inc. (or, in either case, its successor); certificates of deposit of banks or trust companies having a long-term debt rating of at least AA/Aa from either
          Standard & Poor's Corporation or Moody's
          Investors Service, Inc. (or, in either case, its successor); money market mutual funds or common trust funds or other collective investment funds maintained by the Trustee for trust investment purposes which are invested entirely or substantially entirely in investments of the foregoing kinds with average daily maturities of less than forty-five days;
          and such other investments, if any, as may hereafter be approved from time to time by the Committee as "Permitted Investments."

          1.2  Gender and Number.  Words denoting one
                  -----------------
gender shall include the other genders, and the singular shall include the plural and the plural shall include the singular, whenever required by the context.

                     ARTICLE 2                    -----------
                    Introduction                  -------------
          2.1  Continuation of Trust.
               ---------------------
               (a)  The Company hereby contributes to
          the Trust, and the Trustee hereby acknowledges receipt of, the Contribution set forth in paragraph 2.2(a) hereof, which, together with any future Contributions, shall be added to the principal of the Trust, to be held, administered and disposed of by the Trustee in accordance with this Trust Agreement.

               (b)  The Trust shall be irrevocable.

               (c)  The Trust is intended to be a
          grantor trust of which the Company is the grantor, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended
          (the "Code"), and an unfunded arrangement that does not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for select management and highly compensated employees for purposes of Title I of ERISA, and shall be construed accordingly. The Trust is not designed or intended to qualify under Section
          401(a) of the Code.

               (d)  The principal of the Trust and any
          earnings thereon and other
          increases thereof shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Such principal, increased by any earnings thereon and other increases thereof and reduced by any losses and distributions from the Trust and any other reductions thereof, is sometimes referred to herein as the "Trust Assets". The Participants shall not have any preferred claim on, nor any beneficial ownership interest in, any of the Trust Assets before the Trust Assets are paid to the Participants pursuant to the terms of this Trust Agreement, and all rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants against the Company. The Trust
          Assets shall at all times be subject to the claims of the Company's general creditors under federal and state law in accordance with paragraph 5.4.

          2.2   Funding. The Company shall initially and
                   -------
subsequently transfer assets to the Trustee as follows.

               (a)  Simultaneously with the execution
          and delivery of this Trust Agreement, the Company shall transfer to the Trustee cash in the amount of $1,000.00.

               (b)  The Company shall make additional
          Contributions to the Trust in accordance paragraphs 2.2(e) and 5.4 of this Trust
          Agreement, and such other Contributions as the Committee deems appropriate from time to time.
          The Trustee shall be responsible only for Contributions actually received by it hereunder, and the Trustee shall have no duty or responsibility with respect to the timing, amounts and sufficiency of the Contributions made or to be made by the Company hereunder.

               (c)  The Company shall have the duty to
          inform the Trustee and the Committee whenever a Change in Control occurs. If any two
          Participants notify the Trustee that a Change in Control has occurred, the Trustee shall so notify the Company and the Committee and, unless within five business days thereafter the Company delivers to the Trustee and the Committee an opinion of independent counsel to the Company (which opinion may be based upon representations of fact, as long as counsel does not know that such representations are untrue) that a Change in Control has not occurred, then a Change in Control will be deemed to have occurred, and the Trustee and the Committee will be deemed to have received notice on such fifth business day that a Change in Control has occurred.

               (d)  The Trustee shall determine, and
          shall give the Committee notice of , the "Trust Asset Value" (as defined below) and the Committee shall determine, and give the Company and the Trustee notice of, the "Required
          Assets" (as defined below) as soon as
          practicable, but in any event within ten business days, after (i) the date they receive notice that a Change in Control has occurred, and (ii) the end of each calendar quarter thereafter. The "Trust Asset

          Value" means the aggregate net fair market value of the Trust Assets as of the date of the Change in Control or the end of the calendar quarter, as the case may be (such date, the "Measurement Date"). The "Required Assets" means the present value, as of the Measurement
          Date, of the sum of (x) the maximum aggregate amount that could become payable to the Participants under the Plans, and (y) an estimate of the expenses reasonably likely to be incurred by the Trust from the Measurement
          Date through the termination of the Trust, including without limitation the Trustee's fees. In determining present value, the Committee shall use as a discount rate the applicable federal rate (as defined in Section
          1274(d) of the Code) in effect on the
          Measurement Date (the "Applicable Federal
          Rate"), or such lower amount as it shall in its discretion determine.

               (e)  The Company shall contribute to the
          Trust, in cash, the excess (if any) of the Required Assets over the Trust Asset Value as of any Measurement Date plus interest at the Applicable Federal Rate from the Measurement
          Date through the date of contribution, within three business days after receiving notice thereof.

     2.3. Acceptance.  The Trustee accepts the duties and
            ----------
obligations of the Trustee hereunder.

     2.4  No Effect on Company's Plan Obligations.
            ---------------------------------------
Neither the establishing nor maintenance of the Trust, nor the Company's transfer of any assets to the Trustee, shall affect in any way the Participants' benefits under the Plans or the Company's obligations to pay such benefits, provided that any payments made hereunder shall be considered payments under the applicable Plan.

                     ARTICLE 3                    -----------
Accounting, Provision of Information by the Company
 ---------------------------------------------------
     3.1  Plan and Trust Accounts.
          -----------------------
               (a)  The Committee shall maintain such
          separate Accounts for each Participant with respect to his benefits payable and paid under each Plan as it considers necessary or desirable for the proper administration of the Plans. Subject to the provisions of paragraph 3.1(c), the Trustee shall not make any separate investments for each Participant or Plan but rather shall invest all assets hereunder as a single Trust Fund to provide any Plan benefits to be paid by the Trustee hereunder.

               (b)  The Trustee shall keep accurate and
          detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Committee and the Trustee. Within sixty days following the close of each calendar year and within sixty days after the removal or resignation of the Trustee, the Trustee shall deliver to the Committee a written statement of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be, and the book and fair market value of any such asset.

               (c)  Upon receiving notice of a Change
          in Control, the Committee shall instruct the Trustee to, and the Trustee shall, establish a separate account for each Participant (a "Trust
          Account"), representing the portion of the Trust Assets allocable to amounts that may be payable to that Participant under the Plans.
          All Contributions made after the Change in Control, and all earnings on and increases to the Trust Assets, shall be allocated among the Trust Accounts as directed by the Committee.
          Within sixty days after the end of each
          calendar year following a Change in Control, the Trustee shall provide the Company and the Committee with a written statement of the Trust
          Account of each Participant, and the Committee shall deliver a copy of that statement to each Participant.

               (d)  The Company shall promptly provide
          the Committee with any and all information the Committee reasonably requests or the Company believes would be useful to the Committee in carrying out its duties hereunder, and shall promptly update such information as and if it changes. The Company shall also use its best efforts to cause each Participant to provide the Committee with all information that it may reasonably request in order to determine the amount of any payments due to the Participant under the Plans.

               (e)  The accounts, books and records
          maintained pursuant to this paragraph 3.1 shall be open to inspection and audit at all reasonable times by the Company, the Committee and the Participants.

                     ARTICLE 4
                    ---------
       Management and Control of Trust Assets
           --------------------------------------
     4.1  Investments.  The Trustee shall invest the
           ------------
Trust Assets in Permitted Investments as directed by the Committee from time to time. Notwithstanding the foregoing, the Trustee shall continue to invest in and hold
Company Shares which have been contributed to the Trust by the Company until such time as the Trustee is directed by the Committee to distribute or otherwise dispose of such Company Shares. All dividends or other distributions received by the Trustee with respect to Company Shares shall be reinvested by the Trustee in Company Shares unless otherwise directed by the Committee.

          4.2   Exercise of Trustee's Duties.  The
                   ----------------------------
Trustee shall discharge its duties hereunder in the interest of the Participants and their Beneficiaries, and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          4.3   General Powers.  Subject to the express
                  ---------------
limitations and directions contained elsewhere in this Trust Agreement, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:

               (a)  to receive and hold all
          Contributions made to it by the Company;
          provided, however, that the Trustee shall have no right or duty to require any such Contributions to be made;

               (b)  to vote Company Shares personally
          or by proxy in accordance with the directions of the Committee;

               (c)  to purchase, hold, manage, sell,
          exchange, invest, reinvest and otherwise deal with the Trust Assets and any property forming part of the Trust Assets, together with the income therefrom, in such manner, for such consideration and on such terms and conditions as directed by the Committee;

               (d)  to retain in cash (pending
          investment, reinvestment or distribution) any reasonable portion of the Trust Assets and to deposit cash in any depository (including without limitation the depository department of the Trustee if the Trustee is a bank or trust company);

               (e)  to compromise, contest, arbitrate,
          settle or abandon claims and demands relating to the Trust Assets;

               (f)  to begin, maintain or defend any
          litigation necessary in connection with the administration of the Trust, and the Company shall indemnify the Trustee against all expenses and liabilities sustained or anticipated by it by reason thereof;

               (g)  to hold securities or other
          property in the name of the Trustee or any nominee or nominees of the Trustee, or in such other form as the Trustee shall determine, with or without disclosing the Trust relationship, provided that the records of the Trustee shall indicate the actual ownership of such securities or other property;

               (h)  to deposit securities with a
          corporate depository, in which event the certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached; provided that the Trustee shall at all times maintain a separate and distinct record of the securities owned by the Trust;

               (i) to participate in and use a book-entry system for the deposit and transfer of securities;

               (j)  to retain any funds or property
          subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

               (k)  to employ agents, counsel,
          financial advisors, accountants or other persons for such purposes as the Trustee considers desirable;

               (l)  to furnish the Company with such
          information in the Trustee's possession as the Company may need for tax or other purposes; and

               (m)  to perform any and all other acts
          which are, in the Trustee's judgment, necessary or appropriate for the proper maintenance and administration of the Trust Assets as though the absolute owner thereof, and to exercise all the further rights, powers, options and privileges granted, provided or vested in trustees generally under applicable federal or state law, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto;

provided, however, that if an insurance policy is held as a Trust Asset, the Trustee shall have no power to name as beneficiary of that policy any person other than the Trust, nor to assign the policy (as distinct from converting it to a different form) to a person other than a successor
Trustee, nor to loan to any person other than the Trust the proceeds of any borrowing against such policy; provided, further, that notwithstanding any powers granted to the Trustee under this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

          4.4   Reliance Upon Written Communications.
                   ------------------------------------
The Committee shall provide the Trustee with a written certification identifying the person or persons authorized to give instructions or directions on its behalf, and such certification shall be effective until a written revocation is filed with the Trustee. The Trustee may rely upon any written communication by such persons with respect to any instruction or direction of the Committee and may continue to rely upon such written communication until a subsequent written communication is filed with the Trustee. The
Trustee may act upon any instrument, written communication or paper believed by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. In the event that any dispute shall arise as to any act to be performed by the Trustee, the Trustee may postpone performance until adjudication of such dispute in a court of competent jurisdiction or until it shall have been indemnified against loss to its satisfaction.

                     ARTICLE 5---------
           Distribution of Trust Assets
               -----------------------------
     5.1  Payments to Participants
            ------------------------
               (a)  The names, addresses, Beneficiary
          designations, benefits commencement dates and
          Accounts of the Participants as of the date hereof (the "Payment Schedule") are set forth on Schedule II hereto. Schedule II shall be amended as frequently as necessary to ensure that it is accurate and complete at all times.
          Before a Change in Control, all necessary amendments shall be made by the Company, and after a Change in Control, they shall be made by the Committee.

               (b)  The Company may make payments
          pursuant to the Payment Schedule directly to Participants. The Company shall notify the Trustee of its intention to make any such direct payment at least ten business days before the date such payment is due. If the Trustee does not receive such notice with respect to any payment, or if at any time following a Change in Control it receives a notice from a Participant certifying that the Company has failed to make a payment when due, the Trustee shall promptly make such payment in accordance with the Payment Schedule.

               (c)  When the Trustee is required by
          paragraph (b) above to make a payment in the form of property other than Company Shares or cash, the Trustee shall, if necessary, acquire such property from the Company or other sources for fair market value in order to make such payment. If the Trustee cannot acquire such property, the Trustee shall promptly so notify the Company and the Participant, and unless the Participant directs otherwise, the Company shall make such payment. If the Participant gives the Trustee notice directing the Trustee to pay the Participant in cash rather than in the form of such property, the Trustee shall so notify the Company and shall pay the Participant an amount of cash equal to the fair market value (determined by the Trustee in its sole discretion) of such property as of the date such payment was due.

               (d)  If the Trust Assets are
          insufficient to make any payment (including interest thereon under paragraph (e) below) that the Trustee is required to make pursuant to paragraphs (b) or (c) above, the Trustee shall promptly so notify the Company and the Participant, and the Company shall make such payment to the extent the Trust Assets are insufficient.

               (e)  Any payment, whether made by the
          Trustee or the Company, pursuant to paragraph
          (b), (c) or (d) above, that is made after the date it is due shall be accompanied by a cash payment of interest at 120 percent of the Applicable Federal Rate from the date the payment is due through the date it is made, computed on the amount of cash, plus the fair market value as of the date the payment is due of any other property, included in the payment.
          The fair market value of the property shall be determined by the Trustee in its sole discretion.

               (f)  In making payment pursuant to this
          paragraph 5.1, the Trustee shall be entitled to rely on, and shall have no duty to inquire into, any written certification by a Participant that the Company has failed to make a payment when due.

               (g)  The Trustee and the Company shall
          promptly notify the Committee of all payments made pursuant to this paragraph 5.1.

          5.2   Distributions.  As provided in paragraph
                   -------------
3.1, but subject to the provisions of this paragraph 5.2 which follow, the Committee shall certify the time, manner, amount and recipients of any distributions to Participants and Beneficiaries of Trust Assets. Distributions shall be subject to the following provisions:

               (a)  The Trustee shall have no
          responsibility to inquire as to whether a distributee is entitled to a distribution, or as to whether a distribution is proper, and shall have no liability for a distribution made in good faith without actual notice or knowledge that such distribution is improper.

               (b)  If any check for any distribution
          directed to be made from Trust Assets has been mailed by the Trustee by regular United States mail to the last address of the distributee furnished to the Trustee and is returned unclaimed, the Trustee shall notify the Committee of that fact and the Committee shall direct the Trustee whether to attempt the distribution by mail to another address. The
          Trustee shall have no obligation to search for or ascertain the whereabouts of any Participant or Beneficiary.

               (c)  The Trustee may reserve such
          reasonable amount from any distribution as it shall deem necessary to pay any estate, inheritance, income, withholding or other tax, charge or assessment attributable to such distribution or may require such release or other document from any taxing authority and such indemnity from the intended distributee as the Trustee shall deem necessary for its protection.

          5.3   Reversion to Company.  Subject to the
                   --------------------
provisions of paragraphs 5.4 and 7.1, no part of the Trust
Assets shall revert to the Company or be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries. Notwithstanding the foregoing:

               (a)  if as of the end of any calendar
          year the Company has paid any taxes described in paragraph 5.2(c) and the Committee so directs the Trustee within sixty days of the end of such year, the Trustee shall return to the Company Trust Assets in an amount equal to such taxes paid by the Company;

               (b)  if at any time there shall be on
          deposit with the Trustee Government Securities and cash (which for this purpose includes money market funds or certificates of deposit) which the Committee certifies to the Trustee to be sufficient, taking into account the respective maturities of any such Government Securities and assuming no reinvestment of any of the proceeds thereof or of any such cash, to provide for the payment of all amounts payable under the Plans in cash at the times such amounts are payable under the Plans plus
          Company Shares which the Committee certifies to the Trustee to be sufficient to provide for the payment of all amounts payable under the Plans in Company Shares, and the Committee so advises the Trustee, the Trustee shall, if so directed by the Committee, return all other Trust Assets to the Company; and

               (c)  if all amounts payable under the
          Plans have been fully paid and the Committee so advises the Trustee, the Trustee shall return all residual Trust Assets to the Company.

For purposes of clause (b) above, any amounts payable under any Plan for the life of any individual shall be computed based on the life expectancy of such individual determined from the life expectancy tables set forth in the regulations issued pursuant to Section 72 (or any successor provision) of the Code.

          5.4   Claims of Creditors.  Trust Assets shall
                   -------------------
be treated as assets of the Company and shall be subject to the claims of the general creditors of the Company. In the event that any of the Trust Assets are at any time paid to a creditor of the Company (including without limitation the Trustee, in its capacity as such, but excluding a Participant or a Beneficiary in his capacity as such), the Trustee will immediately notify the Committee and the Company will, within ten business days after receipt of such notice, deposit equivalent assets with the Trustee as additional Trust Assets.

          5.5  Notice to Trustee of Insolvency;
               -------------------------------
Suspension of Distributions.  The Company shall be
---------------------------
considered "Insolvent" if (i) it is unable to pay its debts as they mature, or (ii) an order for relief is entered under Title 11 the United States Bankruptcy Code. The
Committee (or if the Committee fails to act, the Board or chief executive officer of the Company) shall immediately notify the Trustee in writing if the Company becomes
Insolvent. Upon receipt of any such notice and whenever the Trustee has actual knowledge that the Company is Insolvent, the Trustee shall immediately suspend any further distributions from Trust Assets and shall hold the Trust Assets for the benefit of the Company's general creditors pending resumption of the Company's ability to pay its debts as they mature, or the dismissal of such proceedings or direction from the court before which such proceedings are pending, as the case may be, or other direction from a court of competent jurisdiction and shall promptly notify the Participants that is is doing so. If the Trustee receives written notice from any other person or entity alleging that the Company has become Insolvent, the Trustee shall immediately notify the Committee of its receipt of such notice and shall immediately suspend any further distributions from Trust Assets pending the Trustee's determination that such allegation is not correct
(and upon receipt of such notice (and at any other time or times if so requested by the Committee) the Trustee will promptly undertake, and complete within thirty days after commencing such undertaking, a determination whether the Company is in fact Insolvent). For this purpose, the Trustee may rely on a certification from the Company's auditor. In the event that such auditor declines to provide such certification, the Trustee may rely on a certification from any national public accounting firm. In making its determination, the Trustee may rely on and is fully protected in relying on a certification from such auditor. During any period when payments to the Participants are suspended under this paragraph 5.5, the Trustee may nevertheless pay its compensation and expenses and taxes payable by the Trust in accordance with paragraph
7.1, unless it receives a court order to the contrary. If the Company subsequently ceases to be Insolvent without the entry of a court order concerning the disposition of the Trust Assets, the Company shall give notice to the Trustee and the Participants (i) stating that the Company is no longer Insolvent and (ii) setting forth the extent to which the Company has made directly to the Participants any payments under the Payment Schedule that became due during the period that the Trustee had suspended payments. The
Trustee shall thereupon resume payments pursuant to Article
5, including payments that became due during the period of suspension and were not made by the Company.

          5.6  Alienation.    The rights and benefits of
               ----------
the Participants or Beneficiaries under this Trust
Agreement, and the payments to the Participants or Beneficiaries from the Trust Assets, may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process. Any attempt by a Participant to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust Assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Participant, and payments hereunder shall not be considered assets of any Participant in the event of insolvency or bankruptcy.

                     ARTICLE 6
                     ----------
                    Tax Matters
                    ------------
     6.1   Nature of Trust.  This Trust Agreement is
          ----------------
intended to constitute a grantor Trust as described under
Section 671 of the Code . Without limiting the effect of the preceding sentence, for federal income tax purposes the Company will include, in computing its taxable income and credits, those items of income, deductions and credits against tax of the Trust that are attributable to the Trust while it is a grantor trust (to the extent that such items could be taken into account in computing the taxable income or credits against the tax).

          6.2  Reporting Requirements.  The Trustee
                  ----------------------
shall withhold federal, state and local income and employment taxes which are assessable on amounts paid by it to a Participant or a Beneficiary at the appropriate rates under applicable laws, or at such higher rates as may be requested by the Participant or Beneficiary in writing to the Trustee, and shall transmit the amounts withheld to the Company which shall transmit the amounts withheld to the applicable taxing authorities. The Trustee shall furnish to the Committee and the Participants and Beneficiaries all withholding and benefit payment information as soon as practicable after the end of each calendar year. The
Committee shall provide the Trustee with all necessary information in order for the Trustee to comply with this paragraph 6.2.

          6.3   Taxation Prior to Receipt.  If the
               --------------------------
Internal Revenue Service makes a determination that a Participant or Beneficiary is subject to federal income taxation on any amount held in the Trust in a calendar year prior to the calendar year in which he would otherwise receive benefits under the corresponding Plan, and if all appeals (judicial or otherwise) of such determination available to the Company have been exhausted or waived, the Committee shall, at the written request of the Participant or Beneficiary accompanied by evidence satisfactory to the Committee of such tax treatment, notify the Trustee thereof and direct the Trustee to distribute such amount to the Participant or Beneficiary as soon thereafter as practicable.

                     ARTICLE 7
                     ---------
        Compensation, Expenses and Liability
          ------------------------------------
          7.1   Compensation and Expenses.  All
               --------------------------
reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust, including such reasonable compensation of the Trustee as may be agreed upon from time to time between the Committee and the Trustee, shall be paid by the Company; provided that if the Company shall fail to pay the same upon written demand from the Trustee, the Trustee, as a creditor of the Company, may pay the same from the Trust Assets. To the extent that any taxes are payable by the Trust to any federal, state, local or foreign taxing authorities on account of earnings on or transactions involving Trust
Assets, such taxes shall be paid by the Company and if not so paid, shall be paid by the Trustee from Trust Assets.
The Trustee may consult with legal counsel

(who may also be counsel for the Company) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel, and the Company shall be responsible for the payment of any such expenses and compensation. The Trustee may hire agents, accountants and financial consultants, and the Company shall be responsible for the payment of their expenses and compensation. Such compensation, expenses and taxes shall be paid by the Company and if not so paid, shall be paid by the Trustee from the Trust Assets. In the event any Trust
Assets are used pursuant to the preceding sentences to pay compensation, expenses or taxes, the Trustee shall so notify the Company and the Company shall promptly contribute to the Trust the amount of such payments, plus interest thereon at 120 percent of the Applicable Federal
Rate, from the date of such use through the date of the contribution.

          7.2  Liability of Trustee.  The Trustee shall
               --------------------
not be liable for any act or failure to act under this Trust Agreement unless such action or failure to act was in willful violation of the law.

          7.3   Indemnification. To the extent permitted
               ----------------
by law, no Trustee (including any former Trustee) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Trust or the investment of the Trust Assets. To the extent permitted by law, each present or former Trustee shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plans or the Trust) from and against any and all claims of liability to which it is subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Trust or the investment of the Trust Assets, including all expenses reasonably incurred in its defense if the Company fails to provide such defense.
Each present or former Trustee shall be indemnified and saved harmless by the Company from and against any and all liability to which such Trustee shall be subjected by reason of carrying out any directions of the Committee made in accordance with this Trust Agreement, including all expenses reasonably incurred in its defense if the Company fails to provide such defense.

                     ARTICLE 8----------
                 Changes of Trustee               ----------------------
          8.1   Resignation or Removal of Trustee.  A
               ----------------------------------
Trustee may resign at any time by giving thirty days' advance written notice to the Committee, and the Committee may remove any Trustee by giving thirty days' advance written notice to the Trustee.

          8.2  Appointment of Successor Trustee.  In the
               --------------------------------
event of the resignation or removal of a Trustee, a successor Trustee shall be appointed by the Committee as soon as practicable.
Notice of any such appointment shall be given by the Committee to the retiring Trustee and the successor
Trustee. A successor Trustee shall be limited to a bank or trust company with assets under management of at least $3 billion.

          8.3   Duties of Retiring and Successor
               ---------------------------------
Trustee.  In the event of the resignation or removal of a
-------
Trustee, the retiring Trustee shall promptly furnish to the Committee and the successor Trustee a final account of its administration of the Trust. A successor Trustee shall succeed to the right and title of the predecessor Trustee in the Trust Assets and the retiring Trustee shall deliver to the successor Trustee the property comprising the Trust
Assets, together with any instruments of transfer, conveyance, assignment and further assurance as the successor Trustee may reasonably require, and the books and records of the retiring Trustee relating to the administration of the Trust. Each successor Trustee shall have all the powers, rights and duties conferred by this Trust Agreement as if originally named a Trustee. To the extent permitted by law, no successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

                     ARTICLE 9----------
                   Miscellaneous--------------
     9.1  Action by the Committee.  Any action with
          -----------------------
respect to the Trust required or permitted to be taken by the Committee (including without limitation the giving of any direction to the Trustee) shall be taken by resolution of the Committee or by a person or persons authorized by resolution of the Committee (whose action shall be deemed action by the Committee).

     9.2  Disagreement as to Acts.  If there is a
          -----------------------
disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

     9.3  Persons Dealing with Trustee.  No person
          ----------------------------
dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee or to determine whether or not the Trustee is acting pursuant to any authority granted under this Trust
Agreement.

     9.4  Evidence.  Evidence required of anyone under
          --------
this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable and signed, made or presented by the proper party.

     9.5  Waiver of Notice.  Any notice required under
          ----------------
this Trust Agreement may be waived by the person entitled thereto.

     9.6  Counterparts. This Trust Agreement may be
          ------------
executed in counterparts, each of which shall be deemed an original, and no counterparts need be produced.

     9.7  Governing Laws.  This Trust Agreement shall be
          --------------
construed and administered according to the laws of the State of Wisconsin.

     9.8  Successors, Etc.  The provisions of this Trust
          ----------------
Agreement shall be binding on the Company, its successors and assigns and the initial Trustee and its successors and on all persons entitled to benefits under any of the Plans or the Trust and their respective heirs and legal representatives.

     9.9  Service of Legal Process.  If the Trustee
          ------------------------
receives service of summons, subpoena or other legal process of any court with respect to any action relating to this Trust Agreement, it shall, as soon as practicable, inform the Committee of such service and, at the request of the Committee, shall promptly provide the Committee with a copy of the document served.

                     ARTICLE 10-----------
             Amendment and Termination            -------------------------
     10.1 Amendment. This Trust Agreement may be amended
          ---------
from time to time by the Committee and the Trustee without the consent of any Participant or any existing or future
Beneficiary, whether or not identified, (i) to cure any defect, ambiguity or internal inconsistency, (ii) to impose additional obligations on the Company or the Trustee for the benefit of the Participants and their Beneficiaries,
(iii) to alter the standard of care imposed on the Trustee in the exercise of its duties, or (iv) to cause the Trust to qualify or continue to qualify as a so-called "rabbi trust" for purposes of the Code; but otherwise this Trust
Agreement may be amended (including without limitation to add any additional Plan or program to the definition of "Plans" following a Change in Control) by the Company and the Trustee only with the consent of each then existing
Participant and each then existing and identified
Beneficiary; provided that under no condition shall an amendment result in the return or repayment to the Company of any part of the Trust Assets or result in the distribution of any of the Trust Assets to anyone other than a Participant or a Beneficiary.

     10.2 Termination. This Trust Agreement shall not
          ------------
terminate until the date on which all benefits payable under the Plans and all expenses of the Trust have been paid. If the Plans are terminated, all of the provisions of the Trust nevertheless shall continue in effect until the Trust Assets have been distributed by the Trustee.

     10.3 Severability.  Any provision of this Trust
          ------------
Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating or in any other way limiting the remaining provisions hereof.

                     ARTICLE 11-----------
             Non-Applicability of ERISA---------------------------
          Notwithstanding that certain terms and phrases used in this Trust Agreement are also used in ERISA, neither this Agreement nor the Trust is, or is intended to be, subject to the provisions of ERISA, and no rights, duties, obligations or restrictions created or imposed by ERISA shall be created in favor of or imposed on the Company, the Trustee, any Participant, any Beneficiary or any other person or entity on account of the use of such terms and phrases.

          IN WITNESS WHEREOF, the Company and the Trustee have each caused this Trust Agreement, as amended and restated as of October 9, 1995, to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.


                    HARNISCHFEGER INDUSTRIES, INC.


                    By:  /s/ Jeffery T. Grade
                         -------------------------
                         Jeffery T. Grade
                    Its:  Chairman and Chief
                         Executive Officer


                    By:  /s/ John Nils Hanson
                         --------------------------
                         John Nils Hanson
                    Its: Executive Vice President  and
                         Chief Operating Officer


                    By:  /s/ K. Thor Lundgren
                         ---------------------------
                         K. Thor Lundgren
                    Its: Executive Vice President for
                         Law and Government Affairs


                    By:  /s/ Francis M. Corby, Jr.
                         ----------------------------
                         Francis M. Corby, Jr.
                    Its: Executive Vice President for
                         Finance and Administration

                    By:  /s/ Richard W. Schulze
                         ---------------------------
                              Richard W. Schulze
                    Its: Senior Vice President and
                         Special Advisor to the
                         Chairman and CEO

                    As members of the Management
                    Policy Committee of
                    Harnischfeger Industries, Inc.







                    MARSHALL & ILSLEY TRUST COMPANY,
                    as Trustee

                    By:/s/ Forrest Dupre

                    Its:  Vice President





ATTEST:




Its:  /s/Chad D. Kame
      Trust Officer

          (SEAL)